INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 83 to Registration Statement No. 2-14213 of American Century Mutual Funds, Inc. on Form N-1A of our reports dated December 8, 1998, appearing in the respective Annual Reports of the twelve funds comprising American Century Mutual Funds, Inc., for the year ended October 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 24, 1999